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                                                                    Exhibit 24.1





                         Consent of Independent Auditors

We consent to the inclusion in Amendment No. 1 to Security Banc Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59244) pertaining to the Security Banc Corporation 401 (K) Profit Sharing Savings Plan of our report dated May 8, 1998 with respect to financial statements and schedules of the Security Banc Corporation 401 (k) Profit Sharing Savings Plan for the year ended December 31, 1997.

                                                               Ernst & Young LLP



June 25, 1998
Columbus, Ohio